Exhibit 10.3

AMENDMENT ONE TO

TERRITORIAL SAVINGS BANK

AMENDED AND RESTATED

SUPPLEMENTAL EMPLOYEE RETIREMENT AGREEMENT

FOR KAREN J. COX

WHEREAS, Territorial Savings Bank (the “Bank”), and Karen J. Cox, Senior Vice President of the Bank (the “Executive”) entered into the Territorial Savings Bank Amended and Restated Supplemental Employee Retirement Agreement for Karen J. Cox (the “SERP”), effective as of October 29, 2008; and

WHEREAS, the Agreement was a restatement of the Supplemental Employee Retirement Agreement entered into by the Bank and the Executive as of January 1, 2002 (the “Predecessor Agreement”); and

WHEREAS, Clark Consulting, the compensation consulting firm which drafted the Predecessor Agreement, recently informed the Bank and the Executive that there was a drafting error in the Predecessor Agreement, whereby the offsets that should have applied to the early retirement benefit were inadvertently not included in the relevant section of the Predecessor Agreement; and

WHEREAS, all of the required financial statement reporting and accruals, tax reporting and payments and benefit statement reporting have correctly been handled as if the offsets to the early retirement benefit had been included in the Predecessor Agreement, which was the original intent of the Bank and the Executive.

NOW THEREFORE, solely in order to correct the inadvertent drafting error, such that the Agreement correctly reflects the intent of the Bank and the Executive, the Agreement is hereby amended as follows, effective as of January 1, 2002.

1.	Section 2.2.1 of the Agreement is hereby amended to read as follows:

2.2.1 Amount of Benefit. The Early Termination Benefit under this Section 2.2 is the present value equivalent (determined using a 5% discount rate) to the following annual amount payable for a term certain of 15 years: 55% of the Executive’s Final Average Compensation multiplied by a fraction not exceeding one, the numerator of which is the Executive’s completed Years of Service and the denominator of which is the Executive’s potential Years of Service determined as if the Executive remained employed by the Bank until the Executive’s Normal Retirement Date, minus Social Security Benefit minus Pension Offset.

IN WITNESS WHEREOF, the Executive and the Bank have signed this Amendment on the dates set forth below.

TERRITORIAL SAVINGS BANK

March 30, 2011	By:	/s/ Harold Ohama
Date	Chairman, Compensation Committee of the Board

March 30, 2011	/s/ Karen J. Cox
Date	Karen J. Cox